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                                                                   Exhibit 99.11


CONSENT OF INDEPENDENT AUDITORS


The Expedition Funds:

We consent to the use in Post-Effective Amendment No. 27 to Registration Statement No. 33-30950 of our report dated December 5, 1997 of The Expedition Funds appearing in the Statement of Additional Information, which is a part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Princeton, New Jersey
December 12, 1997